Exhibit 99.1

Terrestrial Energy Reports Second Quarter 2026 Results

~ NRC Approves PIE Methodology Topical Report, Advancing the IMSR Licensing Basis ~

~ Texas A&M Agreements Signed Covering Development Activities and Ground Leases Providing Site Control for Completion of-Characterization Work at RELLIS ~

~ Updates to Estimated Unit-Economics Raises Lifetime Revenue Per Plant to $2.7 Billion from $2.1 Billion with Blended Gross Margin Raised to 33% ~

~ Expands Serviceable Addressable Market Estimate to $2.3 Trillion by 2050 ~

CHARLOTTE, N.C. — August 11, 2026 — Terrestrial Energy Inc. (NASDAQ: IMSR) (“Terrestrial Energy” or “the Company”), a developer of small modular nuclear plants using its Generation IV Integral Molten Salt Reactor (IMSR), today announced its financial results for the second quarter ended June 30, 2026.

“This quarter we reported developments across all three pillars of our business plan. We secured site control at the Texas A&M-RELLIS site, advanced projects TETRA and TEFLA, and received NRC approval of our Postulated Initiating Events methodology,” said Simon Irish, Chief Executive Officer of Terrestrial Energy. “Engineering progress has allowed us to re-estimate our unit economics, particularly for our two principal businesses of IMSR Core-unit and Fuel Salt supply. We now estimate $2.7 billion of cumulative lifetime revenue per IMSR Plant, up from $2.1 billion, with a blended gross margin of 33%. This lifts our serviceable addressable market to $2.3 trillion by 2050. These economics achieved with a capital-light business model, illustrate the value of IMSR Core-unit and Fuel Salt supply.”

Engineering and Regulatory Highlights:

●	U.S. Nuclear Regulatory Commission (NRC) approved the Company's Postulated Initiating Events (PIE) methodology Topical Report, following its earlier approval of the IMSR Principal Design Criteria (PDC) Topical Report. Together these Topical Reports establish foundational elements of the IMSR licensing basis and can be referenced in future applications without re-evaluation.
●	Continued to advance Project TETRA, the Company’s test reactor pilot project, and Project TEFLA, its fuel line pilot project, both partnership projects with the U.S. Department of Energy.
●	Added irradiation cycles to the Company’s graphite testing and qualification program at NRG Petten, supporting materials’ qualification, licensing readiness and supplier down-selection.

●	Appointed Kathy McCarthy to the Board of Directors, who has a career in nuclear technology and major project development at leading national laboratories. Concurrently, Pamela Cowan joined as EVP of Engineering, with more than 35 years of nuclear industry engineering experience, including senior leadership roles at Westinghouse and Holtec.

Supply Chain Developments:

●	Continued Westinghouse engagement for the supply of uranium tetrafluoride (UF4) at standard enrichment, a key component in IMSR Fuel Salt supply.
●	Signed an engineering service agreement with Zachry Nuclear to support site characterization and data-collection at the Texas A&M-RELLIS site.

Commercial Pipeline of IMSR Plant Projects:

●	Signed ground lease and research agreements with Texas A&M University System for use of 77 acres at the Texas A&M-RELLIS site, securing site control and the path to complete site characterization work and environmental evaluation work for the IMSR Plant and other facilities.
●	Executed a Memorandum of Understanding with Riot Platforms, Inc. (NASDAQ: RIOT) to co-locate IMSR Plants with Riot data centers. The parties are evaluating a natural gas fuel bridge for early electricity supply and added resiliency during full plant operation.

Unit Economics Update:

●	Estimate of cumulative lifetime revenue per IMSR Plant increased to $2.7 billion from $2.1 billion on a blended gross margin of 33%. 79% of lifetime revenues occurs after construction of the IMSR Plant from Core-unit and Fuel Salt supply under long term contract. Gross margins for the Core-unit and Fuel Salt supply businesses estimated to be 33% and 40%, respectively.
●	Updated 2050 serviceable addressable market to $2.3 trillion.

Performance, Liquidity and Capital Structure:

●	Reported a net loss of $9.4 million for second quarter, compared to a net loss of $10.5 million for first quarter. This change was primarily driven by:
◦	$1.1 million decrease in R&D, reflecting timing and scope variances on key tests, including additional graphite irradiation cycles at NRG Petten.
◦	$0.7 million increase in G&A due to increased personnel-related expenses and stock-based compensation.
◦	$0.9 million increase in Other Income (Expense) due to decreased Interest Expense and an increase in Interest and Dividend Income.

•	Ended second quarter with $283.4 million in cash, cash equivalents and investments.
•	Reported cash burn of $6.4 million, a decrease of $1.5 million compared to first quarter. The decrease largely from a shift in the timing of certain testing activities.
•	Ended second quarter with 105.9 million shares issued and outstanding and unchanged from first quarter end, consisting of 82.7 million common shares and 23.2 million exchangeable shares.

Conference Call and Webcast

Terrestrial Energy will host a conference call today at 8:30 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Terrestrial Energy’s website at ir.terrestrialenergy.com. For those unable to access the webcast, the conference call can be accessed by dialing (877) 407-4019 (domestic) or +1 (201) 689-8337 (international) and requesting the Terrestrial Energy Second-Quarter 2026 Earnings Conference Call. For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of Terrestrial Energy’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13761804. The replay will be available until 11:59 PM ET on August 25, 2026.

About Terrestrial Energy

Terrestrial Energy is a developer of Generation IV nuclear plants that use its proprietary Integral Molten Salt Reactor (IMSR). The IMSR captures the transformative operating benefits of molten salt reactor technology in a plant design that represents true innovation in capital efficiency, cost reduction, versatility and functionality of nuclear energy supply. IMSR plants are designed to be small and modular for distributed supply of low-cost, reliable, dispatchable, clean, high-temperature industrial heat and electricity, and to be customized for a dual-use energy role relevant to many industrial applications, such as petrochemical and chemical synthesis, and data center operation. In so doing, IMSR plants extend the application of nuclear energy far beyond electric power markets. Their deployment will support the rapid growth of clean firm heat and power, delivering energy self-reliance, grid reliability and economic growth. Terrestrial Energy uses an innovative plant design together with proven and demonstrated molten salt reactor technology and readily-available and inexpensive standard-assay low-enriched uranium in its fuel for a nuclear plant with a unique set of operating characteristics and compelling transformative commercial potential. Terrestrial Energy is engaged with regulators, suppliers, industrial partners and energy end-users to build, license and commission the first IMSR plants in the early 2030s.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, milestones, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,”

“estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date of this press release and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) risks related to the development, manufacturing and construction of IMSR Plants and key components, including potential delays, cost overruns and contractor performance issues; (2) the Company’s ability to obtain applicable regulatory approvals and licenses on a timely basis or at all; (3) the possibility that our estimates regarding lifetime revenue and gross margin of IMSR Plants and our serviceable addressable market or the underlying assumptions may prove to be incorrect; (4) the ability of management to manage growth; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including from alternative energy technologies, energy price volatility, and competition from other advanced reactor developers; (6) potential supply chain constraints and cost inflation for specialized nuclear-grade materials and components; (7) any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials; (8) changes in domestic and foreign business, market, financial and political conditions, and in applicable laws and regulations, including tariffs; (9) the ability to raise additional funding in the future; (10) the outcome of any legal proceedings that may be instituted against the Company; and (11) other risk factors described herein as well as the risk factors and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing risk factors and the other risks and uncertainties described in the documents filed by the Company from time to time with the SEC. In addition, there may be additional risks that the Company presently knows, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this press release.

Terrestrial Energy Investor Center:

https://www.terrestrialenergy.com/investors

Terrestrial Energy Media & Contact:

investor@terrestrialenergy.com

media@terrestrialenergy.com

Terrestrial Energy Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$130,737	$97,164
Short-term investments	142,781	200,626
Prepaid expenses and other current assets	1,274	1,769
Total current assets	274,792	299,559

Property and equipment, net	806	835
Long-term investments	9,911	—
Intangible assets, net	688	708
Right-of-use assets	3,595	1,814
Other assets	76	64
Total Assets	$289,868	$302,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,335	$5,501
Operating lease liabilities, current	1,803	383
Finance lease liabilities, current	33	33
Total current liabilities	6,171	5,917

Operating lease liabilities, noncurrent	2,006	1,601
Finance lease liabilities, noncurrent	37	56
Total liabilities	8,214	7,574

Commitments and Contingencies (Note 11)

Stockholders’ Equity
Common shares, $0.0001 par value; 500,000,000 authorized shares; 82,718,567 and 81,771,422 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	8	8
Exchangeable shares, $0.0001 par value; 23,216,687 and 24,011,017 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in-capital	424,620	418,815
Accumulated deficit	(144,527)	(124,625)
Accumulated other comprehensive income	1,551	1,206
Total stockholders’ equity	281,654	295,406
Total liabilities and stockholders’ equity	$289,868	$302,980

Terrestrial Energy Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025

OPERATING EXPENSES
Research and development costs	$3,498	$1,441	$8,064	$2,849
General and administrative	8,029	3,531	15,333	6,820
Depreciation and amortization	145	198	206	379
Total Operating Expenses	11,672	5,170	23,603	10,048
OPERATING LOSS	(11,672)	(5,170)	(23,603)	(10,048)

OTHER INCOME (EXPENSE)
Government grants	40	145	88	168
Interest expense	—	(1,238)	(2)	(2,537)
Interest expense – related party	—	(91)	—	(162)
Interest and dividend income	2,481	8	3,934	11
Foreign exchange (loss) gain	(170)	97	(204)	67
OTHER INCOME (EXPENSE)	2,351	(1,079)	3,816	(2,453)

Net loss before income tax	(9,321)	(6,249)	(19,787)	(12,501)
Income tax expense	(78)	—	(115)	—
Net loss	(9,399)	(6,249)	(19,902)	(12,501)

Loss per common share, basic and diluted	$(0.09)	$(0.10)	$(0.19)	$(0.20)
Weighted-Average Shares of Common Shares Outstanding, Basic and diluted	105,935,254	63,170,918	105,899,684	63,170,918

Net loss	$(9,399)	$(6,249)	$(19,902)	$(12,501)
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments	(289)	562	(353)	(265)
Change in net unrealized gains on short-term and long-term investments	(140)	—	698	—
Comprehensive loss	$(9,828)	$(5,687)	$(19,557)	$(12,766)

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(in thousands, except share data)

(Unaudited)

						Accumulated
					Additional	Other		Total
	Common Shares		Exchangeable Shares		Paid-In-	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance as of January 1, 2026	81,771,422	$8	24,011,017	$2	$418,815	$1,206	$(124,625)	$295,406
Stock-based compensation	—	—	—	—	2,761	—	—	2,761
Shares issued upon exercise of options	140,815	—	—	—	158	—	—	158
Conversion of exchangeable shares to common shares	318,197	—	(318,197)	—	—	—	—	—
Issuance of shares for private placement	12,000	—	—	—	—	—	—	—
Currency translation adjustments	—	—	—	—	—	(64)	—	(64)
Change in unrealized gains on short-term and long-term investments	—	—	—	—	—	838	—	838
Net loss	—	—	—	—	—	—	(10,503)	(10,503)
Balance, March 31, 2026	82,242,434	$8	23,692,820	$2	$421,734	$1,980	$(135,128)	$288,596
Stock-based compensation	—	—	—	—	2,886	—	—	2,886
Conversion of exchangeable shares to common shares	476,133	—	(476,133)	—	—	—	—	—
Currency translation adjustments	—	—	—	—	—	(289)	—	(289)
Change in unrealized gains on short-term and long-term investments	—	—	—	—	—	(140)	—	(140)
Net loss	—	—	—	—	—	—	(9,399)	(9,399)
Balance, June 30, 2026	82,718,567	$8	23,216,687	$2	$424,620	$1,551	$(144,527)	$281,654

						Accumulated
					Additional	Other		Total
	Common Shares		Exchangeable Shares		Paid-In-	Comprehensive	Accumulated	Stockholders'
	Shares*	Amount	Shares*	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance as of January 1, 2025, as recast	39,159,901	$4	24,011,017	$2	$82,774	$337	$(96,608)	$(13,491)
Stock-based compensation	—	—	—	—	180	—	—	180
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	2,595	—	—	2,595
Currency translation adjustments	—	—	—	—	—	(827)	—	(827)
Net loss	—	—	—	—	—	—	(6,252)	(6,252)
Balance, March 31, 2025	39,159,901	$4	24,011,017	$2	$85,549	$(490)	$(102,860)	$(17,795)
Stock-based compensation	—	—	—	—	214	—	—	214
Currency translation adjustments	—	—	—	—	—	562	—	562
Net loss	—	—	—	—	—	—	(6,249)	(6,249)
Balance, June 30, 2025	39,159,901	$4	24,011,017	$2	$85,763	$72	$(109,109)	$(23,268)

* The shares of the Company’s common stock prior to the Recapitalization have been retrospectively recast to reflect the change in the capital structure as a result of the Recapitalization.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six months ended
	June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(19,902)	$(12,501)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	206	379
Amortization of debt discount	—	1,216
Interest income and accretion of discount on investments, net	(98)	—
Stock-based compensation	5,647	394
Unrealized foreign currency transaction gains	(236)	(298)
Noncash lease expense	298	136
Changes in operating assets and liabilities
Prepaid expenses and other current assets	572	(267)
Accounts payable and accrued expenses	(1,020)	2,735
Accrued interest	—	1,149
Accrued interest - related party	—	234
Operating lease payments	(261)	(62)
Net cash used in operating activities	(14,794)	(6,885)

Cash flows from investing activities
Purchases of intangible assets	(20)	(26)
Purchases of property and equipment	(161)	(526)
Purchase of investments	(92,511)	—
Proceeds from redemptions of investments	141,142	—
Net cash provided by (used in) investing activities	48,450	(552)

Cash flows from financing activities
Proceeds from issuance of convertible notes	—	9,335
Proceeds from issuance of convertible notes – related parties	—	1,650
Proceeds from preferred stock subscription payable	—	25,797
Proceeds from the exercise of stock options for common shares	158	—
Repayment of finance lease liabilities	(18)	(87)
Net cash provided by financing activities	140	36,695

Effect of exchange rate changes on cash and cash equivalents	(223)	103

Increase in cash and cash equivalents during the period	33,573	29,361
Cash and cash equivalents, beginning of period	97,164	3,022
Cash and cash equivalents, end of period	$130,737	$32,383

Supplemental noncash investing and financing activities
Recognition of warrants in connection with convertible notes, net of tax	$—	$2,595
Operating lease liabilities obtained in exchange for operating lease assets	$2,125	$—